UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28104 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)

22619 Pacific Coast Highway Malibu, California (Address of principal executive offices)	90265 (Zip Code)

Registrant's telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
JULY 2, 2008

ITEMS IN FORM 8-K

Page

Facing Page	1

Item 8.01 Other Events	3

Signatures	4

Item 8.01  Other Events

     On July 1, 2008 THQ, Inc. and its CEO Brian Farrell filed a cross complaint against JAKKS in the previously reported action commenced by WWE in Connecticut state court. The Connecticut action asserts inter alia claims that were the subject of the earlier action commenced by WWE in federal court in New York that was dismissed in December 2007, which dismissal has been appealed.  The Connecticut action, in which the JAKKS motion to strike and for summary judgment seeking dismissal of the WWE claims as against JAKKS on statute of limitations, collateral estoppel as well as other grounds, has been argued and submitted to the Court for decision, also asserts claims by WWE against THQ and Brian Farrell. The cross complaint asserts claims by THQ and Mr. Farrell for indemnification from JAKKS in the event that WWE prevails on any of its claims against THQ and Farrell and also asserts claims by THQ that JAKKS breached its fiduciary duties to THQ in connection with the videogame license between WWE and THQ/JAKKS PACIFIC LLC and seeks equitable and legal relief including substantial monetary and exemplary damages against JAKKS in connection with this claim.  JAKKS intends to contest all of these claims vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2008	JAKKS PACIFIC, INC.

	By:	/s/ Joel Bennett
Joel Bennett
Executive Vice President and Chief Financial Officer